Exhibit 5.1

April 18, 2002

DepoMed, Inc.
1360 O'Brien Drive
Menlo Park, CA 94025

Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to DepoMed, Inc., a California corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about April 18, 2002, for the purpose of registering under the Securities Act of 1933, as amended, 3,136,267 shares of its Common Stock, no par value (the "Shares"). Of the Shares, 2,300,000 Shares were issued in connection with subscription agreements dated on or about March 18, 2002 (the "Subscription Agreements"), 714,286 Shares were issued in connection with a Securities Purchase Agreement dated January 21, 2000 (the "Purchase Agreement") between the Company and Elan International Services, Ltd. ("Elan") and 121,981 Shares will be issuable upon exercise of a Warrant (the "Warrant Shares") dated as of March 22, 2002 (the "Warrant") issued in connection with the Placement Agent Agreement dated February 7, 2002 between the Company and Fahnestock & Co. Inc. (the "Placement Agent Agreement").

        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

        In rendering our opinion, we have examined the following records, documents and instruments:

  (a)
  The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of California as of April 17, 2002, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

  (b)
  The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

  (c)
  A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and shareholders of the Company relating to the Shares, the Warrant, the Warrant Shares and the Registration Statement, and (ii) certifying as to certain factual matters;

  (d)
  A Certificate of Status—Domestic Corporation relating to the Company issued by the Secretary of State of the State of California as of April 17, 2002;

  (e)
  The Registration Statement;

  (f)
  The Subscription Agreements;

  (g)
  The Purchase Agreement;

  (h)
  A letter from Continental Stock Transfer & Trust Company, the Company's transfer agent, dated April 17, 2002, as to the number of shares of the Company's Common Stock that were outstanding on April 16, 2002;

  (i)
  The Placement Agent Agreement; and

  (j)
  The Warrant.

        This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) the full consideration stated in the Subscription Agreements and the Purchase Agreement pursuant to which the issued and outstanding Shares were purchased was paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration, (iii) the Warrant Shares will be issued in accordance with the terms of the Warrant and the resolutions authorizing the issuance of the Warrant, (iv) appropriate certificates evidencing the issued and outstanding Shares were executed and delivered by the Company, (v) appropriate certificates evidencing the Warrant Shares will be executed and delivered by the Company upon their issuance and (vi) all applicable securities laws are complied with, it is our opinion that the issued and outstanding Shares were legally issued, and the Warrant Shares, when such Shares are issued as provided in the Warrant, will be legally issued, and will be fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement and we disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.

Very truly yours,
/s/ Heller Ehrman White & McAuliffe LLP